Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Acquires Five New UK Franchises

Announces Divestiture of Three UK Franchises

HOUSTON, July 22, 2019 — Group 1 Automotive, Inc. (NYSE: GPI), (“Group 1” or the “Company”), an international, Fortune 500 automotive retailer, today announced the acquisition of five Volkswagen franchises in the UK.  This transaction includes four Volkswagen franchises and one Volkswagen Commercial Vehicle franchise located east of London in the county of Essex.  This territory is contiguous with several other existing automotive dealerships currently owned and operated by Group 1 Automotive in the UK.  Specifically, the acquired operations are located in the cities of Chelmsford, Colchester, Romford and Southend.

This acquisition is expected to generate approximately $115 million in annualized revenues.  The addition of these stores increases the Company's UK operations to 49 dealerships (65 franchises), which includes 11 existing brands (Audi, BMW, Ford, Jaguar, Kia, Land Rover, MINI, SEAT, Skoda, Toyota, and Volkswagen Commercial Vehicles).

“We are pleased to further expand our global relationship with Volkswagen through the addition of these five franchises to our growing UK platform,” said Earl J. Hesterberg, Group 1’s president and chief executive officer.

During June, the Company also disposed of three UK franchises, which included BMW and MINI franchises in the city of Watford, as well as a Volkswagen Commercial Vehicle franchise in the city of Hatfield. These franchises generated approximately $70 million in trailing-twelve-month revenues.

About Group 1 Automotive, Inc.

Group 1 owns and operates 184 automotive dealerships, 238 franchises, and 48 collision centers in the United States, the United Kingdom and Brazil that offer 30 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Investors please visit www.group1corp.com, www.group1auto.com, www.group1collision.com, www.facebook.com/group1auto, and www.twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” “foresee,” “may” or “will” and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and

Group 1 Automotive, Inc.

business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:

Sheila Roth

Manager, Investor Relations

Group 1 Automotive, Inc.

713-647-5741 | sroth@group1auto.com

Media contacts:

Pete DeLongchamps

Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs

Group 1 Automotive, Inc.

713-647-5770 | pdelongchamps@group1auto.com

or

Clint Woods

Pierpont Communications, Inc.

713-627-2223 | cwoods@piercom.com